Exhibit 10.1

LENDER JOINDER AGREEMENT

This LENDER JOINDER AGREEMENT (this “Agreement”), dated as of November 2, 2011 (the “Increase Effective Date”), to the Credit Agreement (as defined below) is by and among THE PRIVATEBANK AND TRUST COMPANY (the “New Lender”), THE GREENBRIER COMPANIES, INC., an Oregon corporation (the “Borrower”) and BANK OF AMERICA, N.A., as administrative agent (in such capacity, the “Administrative Agent”) for the Lenders. Capitalized terms used herein and not otherwise defined shall have the meanings set forth in the Credit Agreement (as defined below).

RECITALS

WHEREAS, the Borrower, the Lenders party thereto and the Administrative Agent entered into that certain Second Amended and Restated Credit Agreement dated as of June 30, 2011 (as amended and modified from time to time, the “Credit Agreement”);

WHEREAS, the Borrower has requested that the Aggregate Commitments be increased by $15,000,000 such that the Aggregate Commitments will be $260,000,000;

WHEREAS, the New Lender has agreed to provide a Commitment on the terms and conditions set forth herein and to become a Lender under the Credit Agreement in connection therewith.

NOW, THEREFORE, IN CONSIDERATION of the premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

AGREEMENT

1. Pursuant to Section 2.15 of the Credit Agreement, Borrower hereby requests that New Lender provide, and the New Lender hereby provides, a Commitment under the Credit Agreement in the amount set forth on Annex A hereto. Effective as of the Increase Effective Date, the Commitment and initial Applicable Percentage of the New Lender is set forth in Annex A hereto. The Commitment of New Lender set forth in Annex A hereto represents an increase in the Aggregate Commitments under the Credit Agreement pursuant to the terms of Section 2.15 of the Credit Agreement.

2. The New Lender (a) represents and warrants that (i) it has full power and authority, and has taken all corporate action necessary, to execute and deliver this Agreement and to consummate the transactions contemplated hereby and to become a Lender under the Credit Agreement and (ii) it meets the requirements to be an Eligible Assignee of the Credit Agreement (subject to such consents, if any, as may be required under Section 10.06 of the Credit Agreement), (b) confirms it has received a copy of the Credit Agreement, and has received or has been accorded the opportunity to receive copies of the most recent financial statements delivered pursuant to Section 6.01 thereof, as applicable, and such other documents and information as it deems appropriate to make its own credit analysis and decision to enter into this Agreement, (c) confirms it has, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement, (d) if it is a Foreign Lender, agrees to provide any documentation required to be delivered by it pursuant to the terms of the Credit Agreement, duly completed and executed by the New Lender; and (e) agrees that (i) it will, independently and without reliance on the Administrative Agent or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Documents, and (ii) it will perform in accordance with their terms all of the obligations which by the terms of the Loan Documents are required to be performed by it as a Lender.

3. The Borrower certifies that, before and after giving effect to such increase, (a) the representations and warranties contained in Article V of the Credit Agreement and the other Loan Documents are true and correct in all material respects on and as of the Increase Effective Date, except (i) to the extent that such representations and warranties specifically refer to an earlier date, in which case they are true and correct in all material respects as of such earlier date, and (ii) that the representations and warranties contained in subsections (a) and (b) of Section 5.05 of the Credit Agreement shall be deemed to refer to the most recent statements furnished pursuant to clauses (a) and (b), respectively, of Section 6.01 of the Credit Agreement and (b) no Default exists.

4. The Borrower represents and warrants to the New Lender that (a) it has the full power and authority, and has taken all corporate action necessary, to execute and deliver this Agreement, (b) it gave the Administrative Agent and the Lenders notice that the Borrower elected to increase the Aggregate Commitments by $15,000,000 as required under Section 2.15(a) of the Credit Agreement on October 17, 2011, (c) no Lender has elected to increase its respective Commitment within the ten Business Day time period and each Lender has been deemed to have declined to increase its respective Commitment and (d) it has not received a notice of resignation from the Administrative Agent under to Section 9.06 of the Credit Agreement.

5. As of the Increase Effective Date, (a) the Aggregate Commitments are $260,000,000 and (b) the New Lender (i) is a party to the Credit Agreement as a “Lender”, (ii) is a “Lender” for all purposes of the Credit Agreement and the other Loan Documents, and (iii) has the rights and obligations of a Lender under the Credit Agreement and the other Loan Documents.

6. The applicable address, facsimile number and electronic mail address of the New Lender for purposes of Section 10.02 of the Credit Agreement are as set forth in the New Lender’s Administrative Questionnaire delivered by the New Lender to the Administrative Agent on or before the date hereof or to such other address, facsimile number and electronic mail address as shall be designated by the New Lender in a notice to the Administrative Agent.

7. This Agreement may be executed in any number of counterparts and by the various parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one contract. Delivery of an executed counterpart of this Agreement by telecopier or other secure electronic format (.pdf) shall be effective as delivery of a manually executed counterpart of this Agreement.

8. This Agreement shall be governed by and construed and interpreted in accordance with the laws of the State of New York.

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IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be executed by a duly authorized officer as of the date first above written.

NEW LENDER:	THE PRIVATEBANK AND TRUST COMPANY,
as New Lender

	By:	/s/ Nate Palmer
	Name:	Nate Palmer
	Title:	Managing Director

BORROWER:	THE GREENBRIER COMPANIES, INC.,
an Oregon corporation

	By:	/s/ Lorie Leeson
	Name:	Lorie Leeson
	Title:	VP Corporate Finance and Treasurer

ACCEPTED AND AGREED:

BANK OF AMERICA, N.A.,
as Administrative Agent

By:	/s/ Tiffany Shin
Name:	Tiffany Shin
Title:	Assistant Vice President

Annex A to

Lender Joinder Agreement

COMMITMENTS AND APPLICABLE PERCENTAGE

Lender	Revolving Commitment	Applicable Percentage
The PrivateBank & Trust Company	$15,000,000	5.769230769%